Exhibit 99.1
ASGN Incorporated Reports Third Quarter 2025 Results
Revenues, Net Income, and Adjusted EBITDA were at the high end of Guidance estimates

October 22, 2025

RICHMOND, VA.— (BUSINESS WIRE) -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT services and solutions to the commercial and government sectors, reported financial results for the quarter ended September 30, 2025.

Highlights
•Revenues were $1.01 billion
•Net income was $38.1 million
•Adjusted EBITDA (a non-GAAP measure) was $112.6 million (11.1 percent of revenues)
•Operating cash flows were $83.9 million and Free Cash Flow (a non-GAAP measure) was $72.0 million
•Repurchased approximately 0.9 million shares of the Company's common stock for $46.0 million
•New $100.0 million Term Loan A proceeds were used to pay down the revolving credit facility; the Term Loan A is due in 2028

IT Consulting Revenues - Approximately 63 percent of total revenues
•Commercial Segment - New bookings for the trailing-twelve-month period ("TTM") were $1.4 billion; book-to-bill ratio was 1.2 to 1
•Federal Government Segment - New contract awards for the TTM were $1.2 billion; book-to-bill ratio was 1.0 to 1

Management Commentary

“ASGN delivered a solid performance in the third quarter, with revenues, Adjusted EBITDA, and Adjusted EBITDA margin all at the high end of our guidance ranges,” said ASGN’s Chief Executive Officer, Ted Hanson. “Our IT consulting business continued to grow, accounting for approximately 63 percent of our total revenues, up from 58 percent in the year-ago period.”

Mr. Hanson continued, “Although IT spending levels remained steady quarter-to-quarter, our commercial and government clients continue to acknowledge the importance of executing their key initiatives despite macroeconomic conditions. Strong quarterly bookings reflect substantial demand across our client base, and ongoing investment in artificial intelligence highlights a significant commitment to digital advancement. ASGN remains dedicated to providing industry-specific solutions that enable our clients to advance, particularly as AI adoption continues.”

Third Quarter 2025 Financial Results - Summary

	Three Months Ended
	September 30,		June 30,
(In millions, except per share data)	2025	2024	2025
Revenues
Commercial Segment	$711.3	$718.8	$708.1
Federal Government Segment	300.1	312.2	312.5
	1,011.4	1,031.0	1,020.6

Gross Margin
Commercial Segment	33.2%	32.8%	33.0%
Federal Government Segment	20.3%	20.7%	19.2%
Consolidated	29.4%	29.1%	28.7%

Net income	$38.1	$47.5	$29.3
Earnings per diluted share	$0.87	$1.06	$0.67

Non-GAAP Financial Measures
Adjusted Net Income	$57.3	$64.3	$51.6
Adjusted Net Income per diluted share	$1.31	$1.43	$1.17
Adjusted EBITDA	$112.6	$116.9	$108.5
Adjusted EBITDA margin	11.1%	11.3%	10.6%

__________
Definitions of non-GAAP measures and reconciliation to GAAP measurements are included in the tables that accompany this release.

Consolidated revenues for the quarter were $1.01 billion, compared with $1.03 billion in the third quarter of 2024. Commercial Segment revenues (70 percent of total revenues) totaled $711.3 million, compared with $718.8 million in the third quarter of 2024. Commercial Segment revenues are categorized into five industries: (i) Consumer and Industrial, (ii) Financial Services, (iii) Technology, Media and Telecom ("TMT"), (iv) Healthcare, and (v) Business Services. Consumer and Industrial was up mid-teens, Healthcare was up high single digits, and the remaining three industries declined. Federal Government Segment revenues (30 percent of total revenues) totaled $300.1 million, compared with $312.2 million in the prior-year period. Federal Segment revenues are categorized into four customer types: (i) Defense and Intelligence, (ii) National Security, (iii) Civilian, and (iv) other clients. Federal Civilian and Defense and Intelligence both declined year-over-year, while National Security was up.

Total IT consulting revenues were $635.0 million (63 percent of total revenues), compared with $597.2 million (58 percent of total revenues) in the third quarter of 2024. Commercial Segment consulting revenues were $334.9 million, up 17.5 percent year-over-year. Federal Government Segment revenues, which are all IT consulting revenues, were $300.1 million, as stated above. Assignment revenues totaled $376.4 million (37 percent of total revenues), compared with $433.8 million (42 percent of total revenues) in the prior-year period, and reflected continued softness in the portions of the Commercial Segment business that are more sensitive to changes in macroeconomic cycles.

Gross margin for the third quarter of 2025 was 29.4 percent, an expansion of 30 basis points from the third quarter of 2024. Gross margin for the Commercial Segment was up 40 basis points, reflecting a higher mix of consulting revenues. Gross margin for the Federal Government Segment was down 40 basis points, due to the loss of certain higher margin contracts as a result of initiatives associated with the U.S. Department of Government Efficiency.

Selling, general, and administrative (“SG&A”) expenses were $212.2 million, compared with $207.5 million in the third quarter of 2024. SG&A expenses included $4.2 million in acquisition, integration, and strategic planning expenses, which were not included in the Company's previously-announced guidance estimates.

Net income was $38.1 million ($0.87 per diluted share), compared with $47.5 million ($1.06 per diluted share) in the third quarter of 2024.

Adjusted EBITDA (a non-GAAP measure) was $112.6 million, or 11.1 percent of revenues ("Adjusted EBITDA margin," a non-GAAP measure), compared with $116.9 million or 11.3 percent of revenues in the third quarter of 2024.

Capital Resources and Allocation

At September 30, 2025, the Company had:
•Cash and cash equivalents of $126.5 million
•Availability of approximately $460.0 million under the Company's $500.0 million Senior Secured Revolving Credit Facility (due 2028)
•Senior Secured Debt, consisting of a Term Loan A facility with outstanding balance of $99.4 million (due 2028) and a Term Loan B facility with outstanding balance of $490.0 million (due 2030)
•Senior unsecured notes totaling $550.0 million at 4.625 percent (due 2028)

In the third quarter of 2025, the Company repurchased 0.9 million shares of its common stock for $46 million at an average price of $51.46 per share. Approximately $423 million remained available at quarter end for repurchases under the Company's stock repurchase plan.

Fourth Quarter 2025 Financial Estimates

The Company's financial estimates for the fourth quarter of 2025, which are set forth below, are based on current market conditions and assume no deterioration in the markets ASGN serves. These estimates do not include any acquisition, integration, or strategic planning expenses. Reconciliations of estimated net income to the estimated non-GAAP financial measures are included in the tables that accompany this release.

(In millions, except per share data)	Low	High
Revenues	$960.0	$980.0
SG&A expenses(1)	198.8	204.4
Amortization of intangible assets	16.8	16.8
Net income	32.1	35.7

Earnings per diluted share	$0.75	$0.83
Gross margin	28.8%	29.3%
Effective tax rate(2)	28.0%	28.0%

Non-GAAP Financial Measures:
Adjusted EBITDA	$102.0	$107.0
Adjusted Net Income(3)	$48.2	$51.8
Adjusted Net Income per diluted share(3)	$1.12	$1.20
Adjusted EBITDA margin	10.6%	10.9%
___________
(1) Includes non-cash expenses totaling $24.0 million, comprised of: (i) $11.4 million of stock-based compensation, (ii) $9.4 million of depreciation, and (iii) $3.2 million of amortization related to capitalized cloud-based application implementation costs.
(2) Estimated effective tax rate before any excess tax benefits or shortfall related to stock-based compensation.
(3) Does not include the cash tax savings benefit of the tax deduction that ASGN receives from the amortization of goodwill and trademarks, approximately $9.6 million per quarter ($0.22 per diluted share).

The financial estimates above are based on an estimate of “Billable Days,” which are Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs, and inclement weather. There are 61 Billable Days in the fourth quarter of 2025, which is equal to the year-ago period, and 2.5 fewer days than the third quarter of 2025. The fourth quarter has the lowest number of billable days in the year because of the holidays.

Conference Call

The Company will hold a conference call today at 4:30 p.m. ET to review its financial results for the third quarter of 2025 and to provide fourth quarter 2025 estimates. The dial-in number is 877-407-0792 (+1-201-689-8263 outside the United States), and the conference ID number is 13755278. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast for this call can be accessed at www.asgn.com.

A replay of the conference call will be available beginning today at 7:30 p.m. ET until November 5, 2025. The access number for the replay is 844-512-2921 (+1-412-317-6671 outside the United States for callers outside the United States) and the conference ID number is 13755278.

About ASGN Incorporated

ASGN Incorporated (NYSE: ASGN) is a leading provider of IT services and solutions to the commercial and government sectors. ASGN helps corporate enterprises and government organizations develop, implement, and operate critical IT and business solutions through its integrated offerings. For more information, please visit asgn.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. In particular, we make no assurances that the proposed revenue, expense, and profit estimates outlined above will be achieved. Additional examples of forward-looking statements in this press release include, without limitation, statements regarding our ability to attract, train, and retain qualified internal employees, the availability of qualified billable professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to successfully adapt to, integrate, and leverage new and developing technologies, including generative artificial intelligence, our ability to manage our litigation matters, the successful integration of acquisitions, and other risks detailed from time-to-time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on February 24, 2025. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

CONSOLIDATED SELECTED FINANCIAL DATA (Unaudited)
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024
Results of Operations:
Revenues	$1,011.4	$1,031.0	$1,020.6	$3,000.3	$3,114.7
Costs of services	714.5	730.6	727.3	2,134.7	2,217.0
Gross profit	296.9	300.4	293.3	865.6	897.7
Selling, general, and administrative expenses	212.2	207.5	216.8	643.5	623.3
Amortization of intangible assets	16.8	14.0	16.9	48.0	44.2
Operating income	67.9	78.9	59.6	174.1	230.2
Interest expense	(17.4)	(16.0)	(18.2)	(51.0)	(49.4)
Income before income taxes	50.5	62.9	41.4	123.1	180.8
Provision for income taxes	12.4	15.4	12.1	34.8	48.0
Net income	$38.1	$47.5	$29.3	$88.3	$132.8

Earnings per share:
Basic	$0.88	$1.07	$0.67	$2.02	$2.93
Diluted	$0.87	$1.06	$0.67	$2.01	$2.89

Number of shares and share equivalents used to calculate earnings per share:
Basic	43.5	44.5	43.8	43.7	45.4
Diluted	43.7	45.0	44.0	43.9	45.9

CONSOLIDATED SELECTED FINANCIAL DATA (Continued) (Unaudited)
(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024
Summary Statements of Cash Flow Data:
Cash provided by operating activities	$83.9	$135.8	$124.9	$225.6	$299.8
Cash used in investing activities	(11.9)	(8.0)	(9.1)	(337.3)	(24.0)
Cash provided by (used in) financing activities	(84.5)	(92.9)	(84.9)	31.8	(283.6)

Reconciliation of GAAP to Non-GAAP Measure:
Cash provided by operating activities	$83.9	$135.8	$124.9	$225.6	$299.8
Capital expenditures	(11.9)	(7.9)	(9.1)	(31.2)	(24.0)
Free Cash Flow (non-GAAP measure)	$72.0	$127.9	$115.8	$194.4	$275.8

	September 30,	December 31,
	2025	2024
Summary Balance Sheet Data:
Cash and cash equivalents	$126.5	$205.2
Working capital	456.1	550.6
Goodwill and intangible assets, net	2,613.0	2,332.9
Total assets	3,700.3	3,429.0
Long-term debt	1,165.7	1,033.5
Total liabilities	1,867.2	1,652.3
Total stockholders’ equity	1,833.1	1,776.7

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024
Net income	$38.1	$47.5	29.3	$88.3	$132.8
Interest expense	17.4	16.0	18.2	51.0	49.4
Provision for income taxes	12.4	15.4	12.1	34.8	48.0
Depreciation and other amortization(1)	12.4	9.4	11.8	35.4	28.2
Amortization of intangible assets	16.8	14.0	16.9	48.0	44.2
EBITDA (non-GAAP measure)	97.1	102.3	88.3	257.5	302.6
Stock-based compensation	11.3	9.9	11.9	37.0	32.6
Legal settlement expense	—	3.6	—	—	3.6
Software costs write-off(2)	—	—	—	4.4	—
Acquisition, integration, and strategic planning expenses(3)	4.2	1.1	8.3	15.8	3.5
Adjusted EBITDA (non-GAAP measure)	$112.6	$116.9	$108.5	$314.7	$342.3

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024
Net income	$38.1	$47.5	$29.3	$88.3	$132.8
Credit facility amendment expenses	—	—	—	—	1.5
Legal settlement expense	—	3.6	—	—	3.6
Software costs write-off(2)	—	—	—	4.4	—
Acquisition, integration, and strategic planning expenses(3)	4.2	1.1	8.3	15.8	3.5
Tax effect on adjustments	(1.1)	(1.3)	(2.2)	(5.2)	(2.3)
Non-GAAP net income	41.2	50.9	35.4	103.3	139.1
Amortization of intangible assets	16.8	14.0	16.9	48.0	44.2
Other	(0.7)	(0.6)	(0.7)	(2.0)	(1.8)
Adjusted Net Income (non-GAAP measure)(4)	$57.3	$64.3	$51.6	$149.3	$181.5

Per diluted share:
Net income	$0.87	$1.06	$0.67	$2.01	$2.89
Adjustments	0.44	0.37	0.50	1.39	1.06
Adjusted Net Income (non-GAAP measure)(4)	$1.31	$1.43	$1.17	$3.40	$3.95

Common shares and share equivalents (diluted)	43.7	45.0	44.0	43.9	45.9
_________
(1) The three months ended September 30, 2025 include $2.5 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses.
(2) Write-off of previously capitalized costs related to software enhancements that will no longer be placed into service.
(3) The nine-months ended September 30, 2025 include $5.2 million of charges related to strategic workforce optimization initiatives.
(4) Does not include the cash tax savings benefit of the tax deduction that ASGN receives from the amortization of goodwill and trademarks, approximately $9.6 million per quarter ($0.22 per diluted share).

FINANCIAL ESTIMATES FOR THE FOURTH QUARTER OF 2025
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$32.1	$35.7
Interest expense	16.3	16.3
Provision for income taxes	12.5	13.9
Depreciation and other amortization(2)	12.9	12.9
Amortization of intangible assets	16.8	16.8
EBITDA (non-GAAP measure)	90.6	95.6
Stock-based compensation	11.4	11.4
Adjusted EBITDA (non-GAAP measure)	$102.0	$107.0

	Low	High
Net income(1)	$32.1	$35.7
Amortization of intangible assets	16.8	16.8
Other	(0.7)	(0.7)
Adjusted Net Income (non-GAAP measure)(3)	$48.2	$51.8

Per diluted share:
Net income	$0.75	$0.83
Adjustments	0.37	0.37
Adjusted Net Income (non-GAAP measure)(3)	$1.12	$1.20
_______
(1)Does not include acquisition, integration, and strategic planning expenses, or excess tax benefits or shortfall related to stock-based compensation.
(2)Comprised of (i) $9.4 million of depreciation included in SG&A expenses, (ii) $3.2 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses, and (iii) $0.3 million of depreciation included in costs of services.
(3)Does not include the cash tax savings benefit of the tax deduction that ASGN receives from the amortization of goodwill and trademarks, approximately $9.6 million per quarter ($0.22 per diluted share).

Non-GAAP Financial Measures

Statements in this release include financial information presented in accordance with accounting principles generally accepted in the United States ("GAAP") and also include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with GAAP. Management uses these non-GAAP measures (earnings before interest, taxes, depreciation, and amortization ("EBITDA"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Revenues on a same Billable Days basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses on a net of tax basis. The metric is not adjusted by the benefit of the tax deduction associated with the amortization of acquired definite-lived intangible assets as these cash tax savings appropriately reflect the performance of the Company's acquisitions.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as presented in the tables that accompany this release.

Commercial consulting bookings are defined as the value of new contracts entered into during a specified period, including adjustments for the effects of changes in contract scope and contract terminations. The book-to-bill ratio for the Commercial consulting business is the ratio of bookings to revenues for a specified period.

Federal Government Segment new contract awards are defined as the estimated amount of future revenues to be recognized under contracts awarded during a specified period, including adjustments to estimates for contracts awarded in previous periods. The book-to-bill ratio for the Federal Government Segment is the ratio of New Contract Awards to revenues for a specified period. There is no assurance our new contract awards will result in future revenues.

Revenues calculated on a Same Billable Days basis provide more comparable information by removing the effect of differences in the number of billable days on a year-over-year basis. Revenues on a Same Billable Days basis are adjusted for the following items: differences in billable days during the period by taking the current-period average revenue per billable day, multiplied by the number of billable days from the same period in the prior year; Billable Days are business days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs, and inclement weather.

Contact:

Kimberly Esterkin
Vice President, Investor Relations
kimberly.esterkin@asgn.com